J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-C3

                                                                  EXHIBIT 99.1
                                                                   PAGE 1 OF 2


ITEM 12.Security Ownership of Certain Beneficial Owners and Management

As of December 31, 1998, the following persons were known to the Registrant to be the registered owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

   TITLE            NAME AND ADDRESS               AMOUNT OF BENEFICIAL
  OF CLASS        OF HOLDERS OF RECORD        OWNERSHIP (ORIGINAL PRINCIPAL)     % CLASS
  --------        --------------------        ------------------------------     -------

Class A1      Cede & Co.                             $160,000,000.00               100%
              55 Water Street
              New York, New York  10041

Class A1X     Cede & Co.                             $160,000,000.00               100%
              55 Water Street
              New York, New York  10041

Class A2      Cede & Co.                             $112,636,000.00               100%
              55 Water Street
              New York, New York  10041

Class A2X     Cede & Co.                             $112,636,000.00               100%
              55 Water Street
              New York, New York  10041

Class B       Cede & Co.                              $24,056,000.00               100%
              55 Water Street
              New York, New York  10041

Class BCX     Cede & Co.                              $50,116,000.00               100%
              55 Water Street
              New York, New York  10041

Class C       Cede & Co.                              $26,060,000.00               100%
              55 Water Street
              New York, New York  10041

Class D       Cede & Co.                              $14,032,000.00               100%
              55 Water Street
              New York, New York  10041

Class E       Cede & Co.                              $8,018,000.00                100%
              55 Water Street
              New York, New York  10041

Class F       Cede & Co.                              $26,060,000.00               100%
              55 Water Street
              New York, New York  10041

                                                                PAGE 2 OF 2


Class G       Cede & Co.                              $18,042,000.00               100%
              55 Water Street
              New York, New York  10041

Class NR      Cede & Co.                              $12,031,989.00               100%
              55 Water Street
              New York, New York  10041

Class R1      CMI Investors 3, L.P.                        -0-                     100%
              2 Lincoln Center
              5420 LBJ Freeway, Suite 515
              Dallas, Texas  75240

Class R2      CMI Investors 3, L.P.                        -0-                     100%
              2 Lincoln Center
              5420 LBJ Freeway, Suite 515
              Dallas, Texas  75240

Class R3      CMI Investors 3, L.P.                        -0-                     100%
              2 Lincoln Center
              5420 LBJ Freeway, Suite 515
              Dallas, Texas  75240